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                                                                EXHIBIT 10.49




                      REINSTATEMENT AND FIRST AMENDMENT TO
          PURCHASE AGREEMENT FOR REAL PROPERTY AND ESCROW INSTRUCTIONS


         This Reinstatement and First Amendment to Purchase Agreement For Real Property And Escrow Instructions ("First Amendment") is entered into as of October 17, 1996 ("Effective Date") between K/B FUND II, a Delaware general partnership ("Seller") and BRANDYWINE REALTY TRUST, a Maryland business trust ("Buyer"). Any terms not defined in this First Amendment shall have the same meanings as in the Purchase Agreement defined below. All paragraph references are to paragraphs in the Purchase Agreement.


                                    RECITALS


A. Buyer and Seller entered into that certain Purchase Agreement For Real Property And Escrow Instructions dated as of August 12, 1996 (the "Purchase Agreement"), for certain real property commonly referred to as Delaware Corporate Center I, New Castle County, Delaware.

B. On or about September 6, 1996, Buyer terminated the Purchase Agreement.

C. By this First Amendment, Seller and Buyer desire to reinstate and amend the Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below and for valuable consideration which is acknowledged, the parties agree as follows:

         1. Reinstatement. The Purchase Agreement, subject to the modifications and terms provided below, is hereby reinstated and in full force and effect.

         2. Deposit. Concurrent with or prior to the delivery of this First Amendment, Buyer shall deliver to Escrow Holder the One Hundred Thousand Dollars ($100,000) "Initial Deposit" provided for under Paragraph 2.3(a)(i) of the Purchase Agreement. Except in the event of Seller's breach of this Agreement and except as expressly provided otherwise in the Agreement, the Initial Deposit shall be immediately non-refundable. Paragraphs 2.3(a)(ii) and 2.3(a)(iii) are hereby deleted and replaced with the following Paragraph 2.3(a)(ii):

               "(ii) Handling and Non-Refundablity of Deposit. For purposes of this Agreement, the term "Deposit" shall mean the Initial Deposit, if and until such time as the Escrow Holder has received the Additional Deposit (as defined in Paragraph 2.5(c)), after which the term "Deposit" shall collectively mean both the Initial Deposit and Additional Deposit (i.e. $400,000). Escrow Holder shall place the Deposit in an interest bearing account and all earned interest shall accrue to



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               Buyer's benefit, unless Seller is entitled to the Deposit as liquidated damages under Paragraph 6.5, in which event, interest shall accrue to Seller's benefit. For purposes of this Agreement, any accrued interest shall be deemed part of the "Deposit"."

The phrase "upon which Buyer shall deliver the Additional Deposit to Escrow Holder" in Paragraph 3.2.2 is also hereby deleted.

         3. Outside Date. Paragraph 2.5 is deleted and replaced with the following:

               "2.5 OUTSIDE DATE.

               (a) Outside Date. The last day that Closing may occur shall be 5:00 p.m. on November 15, 1996 ("Outside Date").

               (b) Seller's Right to Extend. Seller shall have the right to extend the Outside Date up to and including December 16, 1996 by delivery of written notice to Buyer and Escrow Holder of the intended extended Outside Date by no later than 5:00 p.m. on November 7, 1996.

               (c) Buyer's Right to Extend. Buyer shall have the right to extend the Outside Date to December 16, 1996 by satisfying both of the following: (i) delivery to Seller and Escrow Holder by no later than 5:00 p.m. on November 7, 1996 of written notice of the extension of the Outside Date to December 16, 1996 and (ii) delivery to Escrow Holder of an additional deposit of Three Hundred Thousand Dollars ($300,000) ("Additional Deposit"). Except in the event of Seller's breach of this Agreement and except as expressly provided otherwise under this Agreement, the Additional Deposit shall also become immediately non-refundable."

         4. Feasibility Period. Paragraph 2.7 is amended to provide that the "Feasibility Period" ended on October 17, 1996 at 5:00 p.m.

         5. Satisfaction Or Waiver Of Conditions. Buyer acknowledges and agrees that the Paragraph 3.1 (Title Condition), Paragraph 3.2 (Feasibility Condition), Paragraph 3.5 (Tenant Estoppel Certificate) and Paragraph 3.6 (Ground Lessor Estoppel Certificate) conditions precedent to Buyer's performance have been conclusively satisfied or are hereby waived by Buyer.

         6. Scott Lease Representation and Warranty. The following Paragraph 9.1(f) is added to the Purchase Agreement:


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               "(f) Seller has not entered into any valid and binding written agreement with the existing tenant under the Scott Lease requiring Seller to accept such tenant's buy-out or termination of the Scott Lease (except where such termination is specifically permitted under the terms of the Scott Lease (i.e. condemnation, etc.)).

         7. Kimberly-Clark Negotiations. Notwithstanding the terms of Paragraph 10.2(b), effective as of the date of this First Amendment: (i) Seller shall not execute any written Scott Buy-Out Arrangement (as defined in Paragraph 10.2(b)) documentation that would be legally binding on Buyer after the Closing, without Buyer's consent, and (ii) Seller's Kimberly-Clark Termination Rights (as defined in Paragraph 10.2(b)) shall terminate and be of no further force or effect.

         8. Buyer's Work Product. Paragraph 13.19 is deleted and replaced with the following:

               "13.19 BUYER'S WORK PRODUCT CONCERNING THE PROPERTY. If for any reason Buyer fails to purchase the Property, and as a condition to the return of the Deposit to Buyer (if Buyer is so entitled), Buyer shall immediately deliver to Seller (to the extent it has not already done so), at no cost or expense to Seller, all of the following (collectively, "Buyer's Work Product"):

                     A. The Phase I Environmental Assessment as set forth on the Proposal, Phase I Environmental Assessments, McLaren/Hart
                     No.: PH96-0170, September 4, 1996, Prepared for Brandywine Realty Trust, Prepared by McLaren/Hart Environmental Engineering Corporation (already delivered to Seller).

                     B. The Property Condition Report as set forth in the September 6, 1996, Proposal for Property Condition Report Services, Delaware Corporate Center One, Newcastle County, Delaware, Comm. No. 96-214-005, prepared for Brandywine Realty Trust, prepared by Eckland Consultants, Inc (already delivered to Seller).

                     C. An update by Tetra-Tech of its June, 1995 survey for the Property.

                     D. All other test results, studies, plans, reports or other materials and work product prepared by Buyer, or its agents, employees or contractors related to the Property .

               Following delivery, Seller may use the Buyer's Work Product for any purpose. Buyer shall not enter into any terms, covenants, or agreements with any preparers of any of Buyer's Work Product that prohibits delivery or disclosure of Buyer's Work Product to Seller."



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         9. Exhibits. The parties acknowledge and agree that the Exhibit "B"
attached to this First Amendment shall constitute the Exhibit "B" to the Purchase Agreement. The parties also acknowledge and agree that the Exhibit "E" attached to this First Amendment shall be deemed the Exhibit "E" to the Purchase Agreement.

         10. Entire Agreement. This First Amendment contains the entire understanding between the parties relating to its subject matter.

         11. No Further Modification. Except as specifically set forth in this First Amendment, the Purchase Agreement is not modified in any way and shall remain in full force and effect.

         12. Facsimile and Counterparts. This First Amendment shall be effective even if signed by facsimile and/or in counterparts.

SELLER:                                               BUYER:

K/B FUND II, a Delaware general                     BRANDYWINE REALTY TRUST,
partnership                                           a Maryland business trust

By:  K/B Opportunity Fund II, L.P.,
     a Delaware limited partnership,
     managing general partner                       By:  /s/ Gerard H. Sweeney
                                                         ______________________
                                                         Gerard H. Sweeney,
     By:  KB Opportunity Investors,                      President and CEO
            a California general
            partnership, sole general                    Attest/Witness
            partner
                                                         ______________________
            By:   Koll Investment Management,
                  Inc., a California corporation,        ______________________
                  general partner                        (Print Name)

                  By: /s/ Charles J. Schreiber, Jr.
                      _____________________________
                      Charles J. Schreiber, Jr.
                      Executive Vice President

Attest/Witness

____________________

____________________
(Print Name)


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